Exhibit 99.7
                                                                    ------------

                                 AMENDMENT NO. 2
                                       TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


          AMENDMENT NO. 2 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of June 19, 2001 ("Amendment"), by and among NEW WORLD COFFEE-MANHATTAN BAGEL, INC., a Delaware corporation (the "Company"), and the holders of certain warrants listed on Schedule I hereto (the "Stockholders"), amending the Amended and Restated Registration Rights Agreement dated as of January 18, 2001 and Amendment No. 1 dated March 29, 2001 thereto (as heretofore amended, the "Registration Rights Agreement"), among the Company and the Stockholders, which amended and restated the Registration Rights Agreement dated as of August 11, 2000, by and between the Company, BET Associates, L.P., and Brookwood New World Investors, LLC. Capitalized terms used herein without definition shall have the meanings set forth in the Registration Rights Agreement.

                                   Background
                                   ----------

          The Company and certain purchasers of Series F Preferred Stock ("Additional Series F Purchasers") entered into (i) a Series F Preferred Stock Purchase Agreement dated as of June 7, 2001 (as amended, the "June Series F Purchase Agreement") and (ii) the Third Series F Preferred Stock and Warrant Purchase Agreement dated as of June 19, 2001 (the "Third Purchase Agreement"), pursuant to which, among other things, the Additional Series F Purchasers purchased an additional 25,000 shares of Series F Preferred Stock, $.001 par value, of the Company, at a purchase price of $1,000.00 per share and the Company delivered warrants in the form attached to the June Series F Purchase Agreement and the Third Purchase Agreement and agreed to issue in the future certain warrants in similar form. The Company has agreed to grant to the Additional Series F Purchasers certain registration rights with respect the shares issuable upon exercise of the additional warrants issued pursuant to the June Series F Purchase Agreement and the Third Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Amendments.
             ----------

          (a) Section 1 of the Registration Rights Agreement is hereby amended by adding the following definition thereto:

          "The term "Additional Warrants" means the warrants issued pursuant to and in the form attached to the Second Series F Preferred Stock and Warrant Purchase Agreement dated as of March 29, 2001, the warrants issued pursuant to the Series F Preferred Stock Purchase Agreement dated as of June 7, 2001, and the warrants issued pursuant to and in the form attached to the Third Series F Preferred Stock and Warrant Purchase Agreement dated as of June 19, 2001."

          (b) The Registration Rights Agreement is hereby amended by deleting
Schedule I in its entirety and replacing it with Schedule I attached hereto.

          2. The Registration Rights Agreement, as amended by this Amendment, is hereby in all respects confirmed and each of the parties hereto acknowledges and agrees that it is bound by all the terms and provisions thereof, as amended hereby.

          3. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

          4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument, all as of the day and year first above written.


COMPANY:                                     NEW WORLD COFFEE - MANHATTAN
                                               BAGEL, INC.



                                             By
                                               -------------------------------
                                               Name:
                                               Title:


STOCKHOLDERS:                                HALPERN DENNY III, L.P.



                                             By
                                               -------------------------------
                                               Name:
                                               Title:


                                             BET ASSOCIATES, L.P.

                                             By: BRU Holding Co., LLC
                                                 Its General Partner


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                             BROOKWOOD NEW WORLD INVESTORS LLC

                                             By: Brookwood New World Co., LLC,
                                                 Its Managing Member


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                            GREENLIGHT CAPITAL, L.P.


                                            By
                                              -------------------------------
                                              Name:
                                              Title:


                                            GREENLIGHT CAPITAL QUALIFIED, L.P.


                                            By
                                              -------------------------------
                                              Name:
                                              Title:


                                            GREENLIGHT CAPITAL OFFSHORE, LTD.


                                            By
                                              -------------------------------
                                              Name:
                                              Title:

                                            SPECIAL SITUATIONS PRIVATE EQUITY
                                              FUND, L.P.



                                            By
                                              -------------------------------
                                              Name:
                                              Title:


                                            SPECIAL SITUATIONS CAYMAN FUND, L.P.


                                            By
                                              -------------------------------
                                              Name:
                                              Title:



                                            SPECIAL SITUATIONS FUND III, L.P.



                                            By
                                              -------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE I

                                  STOCKHOLDERS


                                                  Series F
Stockholder                                    Preferred Stock         Warrant
-----------                                    ---------------         -------

Halpern Denny III, L.P.                                 32,500      16,951,320

BET Associates, L.P.                                  8,213.01       3,263,178

Brookwood New World Investors, LLC                    8,185.32       3,263,178

Greenlight Capital, L.P.                                 2,200       1,861,546

Greenlight Capital Qualified, L.P.                       5,300       4,484,634

Greenlight Capital Offshore, Ltd.                        5,000       4,230,787

Special Situations Private Equity Fund, L.P.             1,200       1,015,389

Special Situations Cayman Fund, L.P.                       950         803,850

Special Situations Fund III, L.P.                        2,850       2,411,548